Exhibit 99.1

PRESS RELEASE

CONTACTS:	Investors	Media
	David Foy	Eric Brielmann
	(203) 458-5850	(212) 355-4449

STEVE FASS ELECTED PRESIDENT AND CEO OF WHITE MOUNTAINS

HAMILTON, Bermuda, October 17, 2005 – White Mountains Insurance Group, Ltd. (NYSE: WTM) today announced the election of Steven E. Fass as President and Chief Executive Officer, effective immediately.  He remains a director of the Company.  Mr. Fass succeeds Ray Barrette, who has decided to retire from his management positions with the Company, and, since he is no longer an executive, to leave the Board.  Mr. Barrette will work with Mr. Fass and the White Mountains leadership team to ensure a smooth transition.

Mr. Fass has been a senior partner at White Mountains for nearly a decade as head of reinsurance operations.  Under his leadership, White Mountains Re has become one of the largest and most sophisticated reinsurance operations in the world with the capital, discipline and flexibility to produce superior returns.  Mr. Fass led the Company’s acquisition of Sirius International in 2004 and has overseen the development of Esurance over the past five years.  Mr. Fass is also a director of OneBeacon Insurance Group, White Mountains’ largest operating subsidiary.

Jack Byrne said, “Steve is a proven, talented executive with the right combination of industry and management experience to lead White Mountains.  He brings a wealth of expertise built over an impressive 35-year career in the insurance industry.  The entire Board has full faith and confidence in his leadership.  I look forward to actively working with Steve during the transition and will personally see to it that he has all of the resources he needs – including me – to continue to move White Mountains forward.  I also thank Ray for his passionate leadership over the past few years.  I have known Ray a long time and wish him all the best.”

George J. Gillespie, III, Chairman of White Mountains, said, “On behalf of the Board, I want to thank Ray for his leadership and valuable contributions to our Company.  While we are all sorry Ray made the decision to retire, we are grateful for his service and for his performance, which has been nothing short of spectacular.  White Mountains has a strong balance sheet with a significant amount of undeployed capital, our operating companies are performing well, and our prospects are excellent.  I am confident our owners will prosper under Steve’s leadership and that of our experienced and disciplined management team.”

Mr. Barrette said, “I feel privileged to have worked with such a talented team through exciting times.  I had been considering retirement for awhile.  My friend and partner, Steve Fass, now gets his chance to take the Company to the next level.  I have no doubt that he and the team have the experience, vision and motivation required for continued success.”

Commenting on the announcement, Mr. Fass said, “White Mountains is a unique and exceptional Company with a proven track record of success.  I look forward to working more closely with Jack, the Board and our talented team in my new role.  I am confident that together the Company will prosper and we will continue to create value for our shareholders.”

ADDITIONAL INFORMATION

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company’s web site located at www.whitemountains.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements.  The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements.  These forward-looking statements include, among others, statements with respect to White Mountains’:

•                                          growth in book value per share or return on equity;

•                                          business strategy;

•                                          financial and operating targets or plans;

•                                          incurred losses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                                          projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                                          expansion and growth of our business and operations; and

•                                          future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                                          claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks;

•                                          the continued availability of capital and financing;

•                                          general economic, market or business conditions;

•                                          business opportunities (or lack thereof) that may be presented to it and pursued;

•                                          competitive forces, including the conduct of other property and casualty insurers and reinsurers;

•                                          changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its clients;

•                                          an economic downturn or other economic conditions adversely affecting its financial position;

•                                          recorded loss reserves subsequently proving to have been inadequate;

•                                          other factors, most of which are beyond White Mountains’ control.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.